U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: January 3, 2005


                     URBAN TELEVISION NETWORK CORPORATION
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              (Exact Name of registrant as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, (   817   )      303       -      7449
                               -----------  -------------   ---------------


18505 Highway 377 South, Fort Worth, TX                             76126
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                     (Registrant's former name and address)

Section 2- Financial Information

Item 2.06 - Material Impairment

         As disclosed in Item 5.01 below, the Company and Wright Entertainment LLC (Wright Entertainment) agreed to the cancellation of 4,000,000 shares of common stock that had been issued in Wright Entertainment's name and were to be vested when Wright Entertainment completed the payment for its stock subscription agreement. The Company recorded the value of the shares ($2,000,000) at the time of issuance as prepaid management services in the other asset section of its balance sheet. On December 23, 2004 when the subscription agreement was completed between the Company and World One Media Group, Inc., the Company determined that the prepaid management services assets would not be realized and would be removed from the Company's balance sheet in the first quarter ending December 31, 2004 as part of the termination of the Company's transactions with Wright Entertainment.


Section 5 - Corporate Governance and Management

Item 5.01.  Change in Control of Registrant.

         On December 13, 2004, we entered into a definitive agreement with World One Media Group, Inc., (World One) a Nevada corporation and Wright Entertainment LLC (Wright Entertainment). The terms of the definitive agreement called for World One to purchase 70,000,000 restricted common shares for $7,000,000. The subscription agreement signed on December 23, 2004 set the terms of the installment purchase at $100,000 being paid on December 23, 2004 and with a promissory note bearing no interest being executed for the remaining $6,900,000 and being paid at the rate of $150,000 every 45 days beginning on January 31, 2005 until promissory note has been paid in full. All the shares are pledged as collateral for the promissory note and will be physically held by the Company. Additionally, World One will be issued warrants for 80,000,000 shares of common stock that can be exercised for $.01 per share at any time after the Company's stock price has maintained a $10 bid price for 20 consecutive trading days. The total warrants exercisable will be subject the available authorized and unissued shares of the Company at the time of exercise.

         As part of the definitive agreement, Wright Entertainment, which had previously entered into a stock subscription agreement for 14,000,000 shares, agreed to the termination and cancellation of that agreement with the Company and further agreed to the termination and cancellation of 4,000,000 shares that had been issued in Wright Entertainment's name and were to be vested when Wright Entertainment completed the payment for its subscription agreement. The terms of the definitive agreement also set forth that the Company will pay Wright Entertainment, owned by Lonnie G. Wright, $300,000 ($60,000 at the signing and $15,000 per month for sixteen months beginning January 15, 2005) and issue Wright Entertainment 1,000,000 shares of the Company's restricted common stock.

         In summary, the World One Media Group, Inc. acquisition of 70,000,000 Million common shares and the cancellation of 18,000,000 common shares in the name of Wright Entertainment will leave World One owning approximately 55.1% of the Company's 127,063,384 outstanding shares. These shares issued above were issued in a private transactions pursuant to Section 4(1) and 4(2) of the Securities Act of 1933, as amended. These shares are considered restricted securities and may not be publicly resold unless registered for resale with appropriate governmental agencies or unless exempt from any applicable registration requirements.


Item 5.02  Departure of Directors or Principal Officers

         (a) On December 14, 2004, we accepted the resignation of Lonnie G. Wright as an officer and member of our Board of Directors, to be effective on December 14, 2004. Mr. Wright's resignation was not the result of any disagreement between us and him. Rather, Mr. Wright's voluntarily resigned in conjunction with the Company's entering into a definitive agreement with World One Media Group, Inc.'s purchase of controlling interest in the Company.

         (b) On December 28, 2004, the Company's Board of Directors elected Dr. Ajibike Olukunle Akinkoye as a member of the Board of Directors and Chief Executive Officer of the Company. Dr. Akinkoye was called into the Ministry and ordained an Assistant Pastor by the General Overseer of the Redeemed Christian Church of God, Pastor Enoch Adejare Adeboye, in 1992. Born in into an Anglican family in Nigeria on June 2, 1949, Dr. Akinkoye attended a Catholic institution for his high school education, and received Jesus as his personal Lord and Savior in 1984. Among other activities, he became one of the pioneers of the Video (and later, Television) Ministry of the Church. He was ordained a full Pastor in 1995 at the first ordination ceremony of the church in the United States of America.

         It was right in the middle of his business enterprises that Dr. Akinkoye was called to the Ministry, and he has not looked back since. He attended the Redeemed Christian Bible College in 1994 and successfully completed the Advanced Course. He was appointed the Pastor of the one-month old parish of the Redeemed Christian Church of God, Dallas, in November 1994. The Church has grown to become sixteen parishes as at the time of writing (November 2004) and he has planted churches in other cities in the US. He was also appointed the Protocol and Information Coordinator for the Redeemed Christian Church of God, North America, Inc. In the Year 2001, having completed the Biblical Counseling courses of the American Association of Christian Counselors he was among the first class to graduate in its first ever commencement exercise. He was sworn in as an American citizen on Saturday, June 21, 2002.

         As Dr. Akinkoye began to work on the television project of RCCG in 2002, he registered the church as an affiliate of Dallas Community Television. He successfully completed training in Production, Directing, Editing, Truck (Outside Broadcast Van), Portables, Studio, Lighting, etc.

         Prior to his ordination he had successfully reached a respected height in his chosen and varied careers. Having studied French, English and German for his first degree and obtained a First Class (Honors) in French as major and German as subsidiary, he had been awarded a scholarship by the University of Ibadan, Nigeria, to study for a Master's and a Doctorate degree in France. For the Master's degree, he wrote his dissertation on the Sociology of Literature and Comparative Literature (French and English). He also took specialized courses in Psychology, Philosophy, and Communication Arts under the renowned Professor Robert Escarpit. As he proceeded to study for the PhD he was awarded an equivalent of the M.A. in French by the University of Pennsylvania while doing part of his field work in Philadelphia, PA. in 1974 -75. He later obtained the "Doctorate" from the University of Bordeaux. His doctoral thesis on French and English writers of the Black Diaspora was received and registered at the University of Paris.

         Immediately Dr. Akinkoye completed his doctoral work in 1975 the University of Ibadan employed him as a Lecturer, and he served the Nigerian premier institution in growing capacities for seven years. After that he decided to go into (education- elated) business. He is himself an author. He started with printing and publishing, and later teamed up with some members of his family to build a viable group of companies dealing extensively with major international corporations. Through one of the companies he successfully designed and executed a World Bank financed project for the government of the Federal Republic of Nigeria. Simultaneously, he made his knowledge of French, German and English available to Nigerian and foreign businesses and individuals who desired to do business with one another but were hampered by language or inadequate profiling.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Urban Television Network Corporation
Dated: January 3, 2005
                                             /s/ Randy Moseley
                                            ------------------------------------
                                            By: Randy Moseley
                                            Title: Chief Financial Officer